An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated July 22, 2020

The3rdBevco Inc.

(Exact name of issuer as specified in its charter)

Bohemia, New York

(State or other jurisdiction of incorporation or organization)

www.the3rdbevco.com

606 Johnson Ave

Suite 1

Bohemia, New York 11716

(516) 448-6009

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

2086	84-3292369
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 10,000,000 Shares of Common Stock by the Company

Maximum offering of 2,600,000 Shares of Common Stock by the Company

This is a public offering of up to $30,000,000.00 in Units consisting of 1 share of Common Stock of The3rdBevco Inc. and one warrant to purchase 1 share of Common Stock at $4.50 per share at a price $3.00 per Unit for a maximum of 10,000,000 Units.

The offering price per Unit is expected to be priced at $3.00. Offering price will be disclosed via a supplemental filing within 2 days of Qualification. The end date of the offering will be exactly 365 days from the date the Offering Circular is approved by the Attorney General of the State of New York (unless extended by the Company, in its own discretion, for up to another 90 days).

This offering statement also includes up to 2,600,000 shares of common stock being offered by the selling shareholders on a pro rata basis.

Our Common Stock is not currently traded on any regulated stock exchange.

We are offering our shares without the use of an exclusive placement agent; however, the Company reserves the right to retain a placement agent. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified by the U.S. Securities Exchange Commission (SEC).

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated July 22, 2020

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

ITEM 3. SUMMARY AND RISK FACTORS

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical financial statements, and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to The3rdBevco Inc.

Our Company

The3rdBevco Inc. (“we”, “our”, “us”) was originally incorporated on October 2, 2019 as LAID Beverages Inc. (LAID) under the laws of the State of New York. On January 24, 2020, we changed our name from LAID Beverages Inc. to The3rdBevco Inc. to reflect a multi-brand beverage company.

Our principal headquarters is located at 606 Johnson Ave, Suite 1, Bohemia, New York, 11716.

Common Stock

We are authorized to issue up to 100 million shares of our common stock with a par value of $0.0001. On December 31, 2019, there were no shares issued and outstanding. There were no changes of control events since our inception.

Authorized Common Stock

On January 30, 2020, our Board of Directors unanimously approved an increased in our authorized common shares from 200 shares to 25 million with no change in par value. On April 23, 2020, our Board of Directors unanimously approved an increased in our authorized common shares from 25 million shares to 50 million with no change in par value. On July 3, 2020, our Board of Directors unanimously approved an increased in our authorized common shares from 50 million shares to 100 million with no change in par value.

Issued Common Stock

On June 18, 2020, we issued 18,599,999 common shares to founders of The3rdBevCo, Inc at a par value of $0.0001.

Voting Rights and Other Matters

As more fully described in our corporate bylaws, each owner of our Common Stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Our Common Stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our Common Stock.

Subject to any preferential rights of any outstanding series of preferred stock created by our Board of Directors from time to time, upon liquidation, dissolution or winding up of our company, the holders of our Common Stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

Subject to any preferential rights of any outstanding series of preferred stock created by our Board of Directors from time to time, the holders of our Common Stock are entitled to receive the dividends as may be declared by our Board of Directors out of funds legally available for dividends.

Our Board of Directors is not obligated to declare a dividend. To date, the Company did not issue any dividends on Common Stock. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our d implementing our business plan.

Preferred Stock

As of December 31, 2019, there were no shares of preferred stock issued or outstanding. Authorized Preferred Stock

On January 30, 2020, our Board of Directors unanimously approved and authorized for issuance 1 Series B preferred share with a par value of $0.0001.

Voting Rights and Other Matters

Our Series B preferred stock designation does include any dividend, liquidation, or redemption preferences. After a 1 year holding period, Series B preferred is convertible into 51% of our authorized common stock with 5 days written notice. Series B preferred has full voting rights and powers equal to those of common stockholders. One vote for each share of common stock into which Series B preferred could then be converted.

Business Overview

We are a development stage beverage company focused on future development, production, marketing, selling and distribution of vitamin-enriched energy drinks with zero calories, sugars, carbs, and no artificial flavors. We expect to focus on production of our energy drinks under the following brand names:

▪	LAID - This beverage is our signature energy drink that offers essential vitamins including amino acids (branched-chain amino acids, L-Arginine, and L-Carnitine), antioxidants (Coenzyme Q10), and other natural ingredients such as panax ginseng and maca root extracts. Our energy drink will be made available in 15 different flavors and packaged in single server slim aluminum cans for on the go consumption. This product will be marketed to customers that desire a product with essential vitamins that facilitate muscle-building, focus, stamina, and sexual performance.

▪	CHILL’D - This beverage is a CBD infused drink that will be made available as an energy shot and ready-to-drink Cold Brew Super Coffee. Our energy shot beverage will be available in a zero-calorie, single-serving size with six flavors. Our Cold Brew Super Coffee will be made available in 3 different flavors and packaged in single server slim aluminum cans for on the go consumption. This product will be marketed to customers that desire potential health benefits to relieve pain, anxiety, stress, fatigue, and inflammation of CBD infused products.

▪

ProsecGO - This beverage is a vitamin-enriched, non-alcoholic sparkling beverage that tastes similar to Italian champagne. This beverage will be made available in five fruit flavors, packaged in slim aluminum cans, and promoted as a non-alcoholic alternative.

None of the statements above related to our beverage products were evaluated by the Food and Drug Administration. Our beverage products are not marketed or intended to diagnose, treat, cure, or prevent any disease.

All of our beverage products are made with the highest-quality ingredients which we responsibly source from US-based suppliers that adhere to our strict production guidelines. We outsource our beverage production to a US-based pharmaceutical company with the production expertise and capacity to oversee our production and distribution requirements. We do not intend to utilize foreign supply chain networks to source any ingredients or use to produce our beverage products.

12-Month Outlook

We intend to commence development stage activities in conjunction with this Regulation A+ Tier 2 offering and use the proceeds to cover the securities issuance costs and to implement our business plan. Our initial business plan includes an anticipated cash burn of $26.8 million over the next 12 months to complete the following activities that are critical to implementing our business plan:

●	hire key executives and subject matter experts,
●	prepare and submit patent and trademark filings,
●	acquire office and warehouse space,
●	launch a strategic digital marketing campaign through recognized social media networks and other marketing channels to build brand recognition and awareness of our beverages,
●	product research and development activities,
●	production of up to 1 million individual beverage units for promotion and sale, and
●	cover recurring administrative support costs.

We expect to raise enough capital to move forward with our business plan and enable us sufficient cash flow to successfully launch our beverage offerings.

THE OFFERING

Securities offered by the Company

Maximum offering of $30,000,000.00 at $3.00 per Unit up to a maximum of 10,000,000 shares. Each Unit shall consist of 1 shares of Common Stock and 1 warrant to purchase Common Stock at $4.50. per share. This Offering shall include a maximum of 30,000,000 shares of Common Stock. This Offering shall include a maximum of 5,000,000 warrants to purchase additional common stock at an exercise price per share $4.50; subject to adjustments for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the offering. No minimum investment shall be required. If all warrants are exercised, the total number of shares of Common Stock to be issued pursuant to this Offering would be 35,000,000.

Securities offered by selling stockholders	Up to 2,600,000 shares of common stock.

Common Stock outstanding before this Offering	18,599,999 shares of Common Stock outstanding prior to this offering issued at a par value of $0.0001.

Use of Proceeds	The funds raised per this offering will be utilized to cover the securities issuance costs, hire key executives and subject matter experts, patent and trademark filings, acquire office and warehouse space, launch a strategic digital marketing campaign to build brand recognition and awareness, product research and development activities, cover the initial production of up to 1 million individual beverage units for promotion and sale, and other general corporate purposes. General corporate purposes may include, but are not limited to, the costs of this offering, including our outside legal and accounting expenses, employee payroll, rent and real estate expenses, utilities, computer hardware and software and promotion and marketing. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although we expressly reserve the right to engage a placement agent at our sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, we shall immediately deposit said proceeds into our corporate bank account and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in all 50 states within the United States and its territories. However, in the event that management is unsuccessful in raising the required funds in United States and its territories, we may file a post qualification amendment to include additional jurisdictions that management has determined to be in our best interest for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues, or net assets for the investors’ most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties, and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in an extremely competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

●	Our ability to determine the feasibility and economic viability of commencing mining and discover any deposits of minerals which can be mined at a profit;
●	Our ability to raise the necessary capital to finance exploration and potential expansion;
●	Our ability to obtain or amend the necessary permits, consents, or authorizations needed to advance expansion of the deposit or any processing facility;
●	Our ability to acquire additional mineral targets;
●	Our ability to obtain additional external funding;
●	Our ability to achieve any meaningful revenue;
●	Our ability to engage or retain geologists, engineers, consultants and other key management and mining personnel and resources necessary to successfully operate and grow our business;
●	The volatility of the market price of our common stock or our intention not to pay any cash dividends in the foreseeable future;
●	Changes in any federal, state, or local laws and regulations or possible challenges by third parties or contests by the federal government that increase costs of operation or limit our ability to explore on certain portions of our property;
●	The market price for minerals and political events affecting the market prices for minerals which may be found on our exploration properties;
●	The impact of future legislation and regulatory changes on our business; and
●	The other factors set forth under this “Risk Factors” section.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition, and the market price of our Common Stock.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

Risks Related to our Company and our Business

We are a development stage business with no operating history.

We are a newly formed, development stage company with no operating history on which to base an evaluation of our business and financial prospects. Accordingly, it is difficult for us to predict future results of operations. Moreover, we can provide no assurance that we have accurately identified all the risks to our business, especially since we have not commenced operations or completed development of our anticipated beverage and related ancillary products. As a result, projections of results and rates of growth may not be a meaningful indicator of our future results of operations. In addition, our planned growth may place a significant strain on our financial, operational, and managerial resources. To accomplish our business and financial goals, we must continue to develop and implement our products, operations, and financial resources, and increase, train and manage our personnel. There can be no assurance that our systems, procedures, or controls will be adequate to support our future operations or that we will be able to implement additional systems, procedures and controls in a timely manner if required. Any inability to successfully manage our growth, if any, could have a material adverse effect on our business, financial condition, and operating results.

Our products have not been fully developed and have not been introduced into the marketplace.

There can be no assurance that we will be able to develop our products in accordance with our business plan, or that they will perform as anticipated or be accepted in the special food industry. The time to market of our products cannot be known with certainty. Likewise, the cost of getting our products market-ready cannot be known with certainty. Our success will depend on, amongst other things, our ability to complete and develop our products in a cost effective and timely manner, and there can be no assurance that this can be achieved. If these goals are not achieved, we will not be able to execute our business plan and achieve profitability, which would have a material adverse effect on our business, financial condition and operating results, and may force us to cease operations.

We will need additional financing to execute our business plan.

We believe that the net proceeds of this Offering, assuming all the Shares are sold, should provide us with sufficient capital to operate our business for the next twelve months. If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, we may have inadequate funds to fully develop our business and may need debt financing or other capital investment to fully implement our business plans. It is also possible that costs associated with the operation of our business will exceed our projections depending on the timing of future operating and capital expenses including, without limitation, the timing of product releases.

We will be required to seek other sources of financing soon, which sources (assuming we are able to locate such alternative sources of financing) may be on terms less favorable to us than those in the Offering.

We do not know how much additional funding we may require. Any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution in net book value per share, or such equity securities may have rights, preferences or privileges senior to those of the holders of our Common Stock. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services and products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and operating results, or we may be forced to cease operations.

Our success will depend on the combined skills of our management.

In the early stages of development, our business will be significantly dependent on our Management team. Our future success will be particularly dependent upon Peter Scalise III, our President and Chairman of the Board. The loss of any Mr. Scalise or any key member of our Management team, could have a material adverse effect on our ability to execute our business plans. We must attract and retain talented personnel to succeed. We intend to attract and recruit qualified subject matter experts and management to execute our business plan. There can be no assurance that we will be able to recruit and retain the employees we will need to successfully execute our business plan. If we are unable to recruit and retain appropriate personnel, our ability to successfully execute our business plan will be severely constrained. In addition, the loss of any key employees, including any of the members of our management team, could have a material adverse effect on our business, financial condition, and operating results. There can be no assurance that any persons who may be employed by us will remain with us.

We may fail to successfully manage the growth of our business, which could adversely affect our operating results.

As we begin to enter our target markets and expand our commercial operations, this expansion could place significant strain on our management, operational and financial resources. To manage future growth, we will need to continue to hire, train, and manage additional employees. In addition, our need to comply with applicable securities laws, may place significant demands on our management team. As we grow, we will need to add additional accounting staff and continue to improve our financial, accounting and information systems and internal controls to fulfill our potential reporting responsibilities and to support expected growth in our business. Our current and planned systems, procedures and controls may not be adequate to support our anticipated growth or management may not be able to effectively hire, train, retain, motivate, and manage required personnel. Our failure to manage growth effectively could limit our ability to achieve our marketing and commercialization goals.

We have discretion over the use of proceeds from this Offering.

We currently intend to allocate the net proceeds received from the Offering. However, we will have discretion in the actual application of the net proceeds and may elect to allocate proceeds differently than described if we believe it would be in our best interests to do so. The failure by us to apply these funds effectively could have a material adverse effect on our business, including our ability to achieve its stated business objectives.

Security breaches and other disruptions could compromise our information and expose us to liability, which could cause our business and reputation to suffer.

In the ordinary course of our business, we will collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personally identifiable information of our customers and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disrupt our operations and the services we provide to customers, and damage our reputation, and cause a loss of confidence in our products and services, which could adversely affect our business and competitive position.

We may be required to borrow funds in the future to fund our operations and working capital requirements.

If we incur indebtedness to fund is working capital and/or long-term operating requirements, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of our shareholders. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on our business, operating results, or financial condition.

Failure to establish or enhance our brand recognition could have a material adverse effect on our business and results of operations.

We believe we will need to expend significant time, effort, and resources to enhance the recognition of our brands. We believe developing our brand will be important to our sales and marketing efforts. If we fail to establish or enhance the recognition of our brands, it could have a material adverse effect on our ability to sell our products and adversely affect our business and results of operations. If we fail to develop a positive public image and reputation, our business with our existing customers could decline and we may fail to develop additional business, which could adversely affect our results of operations.

Defects in our products or failures in quality control could impair our ability to sell our products or could result in product liability claims, litigation and other significant events involving substantial costs.

Detection of any significant defects in our products or failure in our quality control procedures may result in, among other things, delay in time-to-market, loss of sales and market acceptance of our products, diversion of development resources, and injury to our reputation. The costs we may incur in correcting any product defects may be substantial. Additionally, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend, and if we do not prevail, could result in the imposition of a damages award. We presently maintain product liability insurance; however, it may not be adequate to cover any claims.

We may be subject to significant liability should the consumption of any of our products cause or be claimed to cause illness or physical harm. We sell products for human consumption, which involves risks such as product contamination or spoilage, product tampering, other adulteration, mislabeling and misbranding. Under certain circumstances, we may be required to, or may voluntarily, recall or withdraw products. A widespread product recall or product withdrawal may negatively and significantly impact our sales and profitability for a period and could result in significant losses depending on the costs of the recall, the destruction of product inventory, product availability, competitive reaction and customer and consumer reaction. We may also be subject to claims or lawsuits resulting in liability for actual or claimed injuries, illness, or death. Any of these events may result in a material adverse effect on our business. Even if a product liability claim or lawsuit is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or physical harm could adversely affect our reputation with existing and potential customers and consumers and our corporate and brand image. Moreover, claims or liabilities of this sort might not be covered by our insurance or by any rights of indemnity or contribution that we may have against others. A product liability judgment against us or a product recall could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity.

We may not be able to adequately protect our intellectual property and other proprietary rights that are material to our business.

Our ability to compete effectively depends in part upon protection of our rights in trademarks, trade dress, copyrights, and other intellectual property rights we own or license. Our use of contractual provisions, confidentiality procedures and agreements, and trademark, copyright, unfair competition, trade secret and other laws to protect our intellectual property and other proprietary rights may not be adequate. We may not be able to preclude third parties from using protected terms with respect to food or beverage products and may not be able to leverage our branding beyond our current product offerings. Litigation may be necessary to enforce our intellectual property rights and protect our proprietary information, or to defend against claims by third parties that our products or our use of intellectual property infringe their intellectual property rights. Any litigation or claims brought by or against us could result in substantial costs and diversion of our resources. A successful claim of trademark, copyright, or other intellectual property infringement against us could prevent us from providing our products, which could harm our business, financial condition or results of operations. In addition, a breakdown in our internal policies and procedures may lead to an unintentional disclosure of our proprietary, confidential, or material non-public information, which could in turn harm our business, financial condition or results of operations.

There can be no assurances of protection for proprietary rights or reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology, and processes, which we have acquired, developed, or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties regarding the use of intellectual property, technology information and data, which may be deemed proprietary to others.

Our projections and forward-looking information may prove to be incorrect.

Management has prepared projections to support its development stage business plan. Management’s projections are a hypothetical best estimate of the probable results of operations based on present circumstances, and have not been reviewed by our independent accountants. These projections are based on several assumptions including estimated capital investments, marketing, and launch costs, as well as certain operational and administrative costs necessary to support the business plan, which Management believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond Management’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material different from our development stage business plan. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot consider such factors as general economic conditions, unforeseen regulatory changes, the entry into our market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the our business. While Management believes that the projections accurately reflect possible future results of our operations, those results cannot be guaranteed and should not be relied upon in any way when deciding whether to invest in our business.

If we make any acquisitions or enter into a merger or similar transaction, our business may be negatively impacted.

Although we have no present plans for any specific acquisition, if we make acquisitions in the future, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in acquiring, the negotiations could disrupt our ongoing business, distract our management and employees, and increase our expenses. In addition to the risks described above, acquisitions, mergers and other similar transactions are accompanied by many inherent risks, including, without limitation, the following:

●	The difficulty of integrating acquired products, services or operations;
●	the potential disruption of the ongoing businesses and distraction of our Management and the management of acquired companies;
●	the difficulty of incorporating acquired rights or products into our existing business;
●	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;
●	difficulties in maintaining uniform standards, controls, procedures and policies;
●	the potential impairment of relationships with employees and customers because of any integration of new management personnel;
●	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;
●	the effect of any government regulations which relate to the business acquired; and
●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered about these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

There might be unanticipated obstacles to the execution of our business plan.

Our business plans may change significantly. Our potential business endeavors are capital intensive due to the nature of a beverage production and distribution operation. Management believes that chosen activities and strategies are achievable considering current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. Management reserves the right to make significant modifications to the stated strategies depending on future events.

Risks Related to Our Business and Industry

The recent outbreak of respiratory illness caused by the coronavirus (or COVID-19) could adversely affect our industry, business, and results of operations.

COVID-19, and other adverse public health developments, could adversely affect our business and cause disruptions due to the closure or suspension of activities at such third-party manufacturers that we may have intended to use to conduct our beverage operations. In addition, the COVID-19 outbreak, together with any accompanying special government measures, including general movement restrictions, travel restrictions and business closures imposed to slow its spread, could adversely impact the growth of our business and affect demand for our products, negatively impacting our results of operations and financial condition. The global economic impact and uncertainties resulting from the recent COVID-19 pandemic is difficult to predict at this time, making it difficult to accurately forecast and plan our future business activities. There can be no assurance that economic improvements will occur in a post COVID-19 environment, or that such economic impacts if positive would be sustainable, or that they would enhance conditions in markets relevant to us.

Global or regional catastrophic events could impact our operations and affect our ability to grow our business.

Our business could be affected by unstable political conditions, civil unrest, large-scale terrorist acts, especially those directed against the United States or other major industrialized countries where our products are distributed, the outbreak or escalation of armed hostilities, major natural disasters and extreme weather conditions, such as hurricanes, wildfires, tornados, earthquakes or floods, or widespread outbreaks of infectious diseases. Such catastrophic events could impact our operations and our supply chain, including the production and/or distribution of our products. Materials and/or personnel may need to mobilize to other locations. Our headquarters and a large part of our operations are located in New York, a state often targeted by terrorist groups. Some of the raw materials we use, including certain sizes of cans, are available from limited suppliers, and a regional catastrophic event impacting such suppliers could adversely impact our operations. In addition, such events could disrupt global or regional economic activity, which could affect consumer purchasing power and consumers’ ability to purchase our products, thereby reducing demand for our products. If our operations are disrupted or we are unable to grow our business as a result of these factors, our growth rate could decline and our business, financial condition and results of operations could be adversely affected.

Changes in consumer product and shopping preferences may reduce demand for some of our products.

The beverage industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us. There is increasing awareness of and concern for health, wellness, and nutrition considerations, including concerns regarding caloric intake associated with sugar-sweetened beverages and the perceived undesirability of artificial ingredients. Some consumer advocacy groups, and others have expressed concerns regarding certain ingredients in diet sodas, which are contained in certain of our energy drinks. This may reduce demand for our beverages, which could reduce our revenues and adversely affect our results of operations.

Consumers are seeking greater variety in their beverages. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative beverages that appeal to consumers. In order to retain and expand our market share, we must continue to develop and introduce different and innovative beverages and be competitive in the areas of taste, quality and price, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our products in the future. Product lifecycles for some beverage brands, products and/or packages may be limited to a few years before consumers’ preferences change. The beverages we currently market are in varying stages of their product lifecycles, and there can be no assurance that such beverages will become or remain profitable for us. We may be unable to achieve volume growth through product and packaging initiatives. We may also be unable to penetrate new markets. Additionally, as shopping patterns are being affected by the digital evolution, with customers embracing shopping by way of mobile device applications, e-commerce retailers and e-commerce websites or platforms, we may be unable to address or anticipate changes in consumer shopping preferences. If our revenues decline, our business, financial condition, and results of operations could be adversely affected.

Increased competition in the beverage industry and changing retail landscape could hurt our business.

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products, flavors, product positioning as well as promotion and marketing strategies. Important factors affecting our ability to compete successfully include the taste and flavor of our products, trade and consumer promotions, rapid and effective development of new and unique cutting-edge products, attractive and different packaging, branded product advertising and pricing.

The rapid growth in sales through e-commerce retailers, e-commerce websites, mobile commerce applications and subscription services, and closures of physical retail operations, may result in a shift away from physical retail operations to digital channels and a reduction in impulse purchases. As we build our e-commerce capabilities, we may not be able to develop and maintain successful relationships with existing and new e-commerce retailers without experiencing a deterioration of our relationships with key customers operating physical retail channels. Further, the ability of consumers to compare prices on a real-time basis using digital technology puts additional pressure on us to maintain competitive prices.

We will be competing with a variety of companies, many of which have significantly greater financial, technical, marketing, and other resources than us.

Many companies offering products competitive to ours are already in the marketplace, and many additional products may already be in the marketing trial stage or beyond. Although we believe our products will be superior and differentiated from our competitors’ products, we will have to develop our products quickly to compete. We expect that our products will compete with all liquid refreshments and in some cases with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers such as TCCC, PepsiCo, Red Bull GmbH and KDP. We also compete with companies that are smaller or primarily national or local in operations. Our products also compete with private-label brands such as those carried by grocery store chains, convenience store chains and club stores.

There can be no assurances that we will be able to develop our products and get them to market in a timely manner, or at all. Delays in getting our products to market may put us at a competitive disadvantage. If we are unable to move our products quickly into the market we may not be able to compete effectively against companies that are already established in the market at the time we launch, which could have a material adverse effect on our business, financial condition and operating results or force us to cease operations.

If we fail to attract and retain a large base of customers for our products, or if our competitors establish a more prominent market position relative to ours, this will inhibit our ability to grow and successfully execute our business plan.

Changes in retail distribution arrangements can result in the temporary loss of retail shelf space and disrupt sales of food products, causing our sales to fall.

From time to time, retailers in the beverage industry may change distribution centers that supply some of their retail stores. If a new distribution center has not previously distributed our products in that region, it may take time to get a retailer’s distribution center to begin distributing new products in its region. Even if a retailer approves the distribution of products in a new region, product sales may decline while the transition in distribution takes place. If we do not get approval to have our products offered in a new distribution region or if getting this approval takes longer than anticipated, our sales and operating results may suffer.

Governmental and Regulatory Risks

Changes in the legal and regulatory environment could limit our business activities, increase our operating costs, reduce demand for our products or result in litigation.

The conduct of our businesses, including the production, storage, distribution, sale, display, advertising, marketing, labeling, health and safety practices, transportation and use of many of our products, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as to laws and regulations administered by government entities and agencies outside the United States in markets in which our products or components thereof (such as packaging) may be made, manufactured or sold. These laws and regulations and interpretations thereof may change, sometimes dramatically, because of a variety of factors, including political, economic, or social events. Such changes may include changes in:

●	food and drug laws (including FDA regulations);
●	laws related to product labeling;
●	advertising and marketing laws and practices;
●	laws and programs restricting the sale and advertising of certain of our products;
●	laws and programs aimed at reducing, restricting, or eliminating ingredients present in certain of our products;
●	laws and programs aimed at discouraging the consumption of products or ingredients or altering the package or portion size of certain of our products;
●	increased regulatory scrutiny of, and increased litigation involving, product claims and concerns regarding the effects on health of ingredients in, or attributes of, certain of our products;
●	state consumer protection and disclosure laws;
●	taxation requirements, including the imposition or proposed imposition of new or increased taxes or other limitations on the sale of our products; competition laws;
●	anti-corruption laws;
●	employment laws;
●	privacy laws;
●	laws regulating the price we may charge for our products; and
●	farming and environmental laws.

New laws, regulations or governmental policy and their related interpretations, or changes in any of the foregoing, including taxes or other limitations on the sale of our products, ingredients contained in our products or commodities used in the production of our products, may alter the environment in which we do business and, therefore, may impact our operating results or increase our costs or liabilities.

Changes in government regulation of energy drinks, or failure to comply with existing regulations, could adversely affect our business, financial condition, and results of operations.

Legislation has been proposed and/or adopted at the U.S. federal, state and/or municipal level and proposed and/or adopted in certain foreign jurisdictions to restrict the sale of energy drinks (including, prohibiting the sale of energy drinks at certain establishments or pursuant to certain governmental programs), limit the content of caffeine and other ingredients in beverages, require certain product labeling disclosures and/or warnings, impose excise taxes, limit product size or impose age restrictions for the sale of energy drinks. Furthermore, additional legislation may be introduced in the United States and other countries at the federal, state, local and municipal level in respect of each of the foregoing subject areas. Public health officials and health advocates are increasingly focused on the public health consequences associated with obesity, especially as it affects children, and are seeking legislative change to reduce the consumption of sweetened beverages. There also has been increased focus on caffeine content in beverages, and we are seeing some attention to other ingredients in energy drinks. To the extent any such legislation is enacted in one or more jurisdictions where a significant amount of our products are sold, individually or in the aggregate, it could result in a reduction in demand for, or availability of, our energy drinks, and adversely affect our business, financial condition and results of operations.

The production, distribution and sale in the United States of many of our products are also currently subject to various federal and state regulations, including, but not limited to: the FD&C Act; the Occupational Safety and Health Act; various environmental statutes; data privacy laws; California Proposition 65; and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling and ingredients of such products. Outside the United States, the production, distribution, and sale of many of our products are also subject to numerous statutes and regulations. If a regulatory authority finds that a current or future product, its label, or a production run is not in compliance with any of these regulations, we may be fined, or the products in question may have to be recalled, removed from the market, reformulated and/or have the packaging changed, which could adversely affect our business, financial condition and results of operations.

We cannot predict the effect of possible inquiries from and/or actions by attorneys general, other government agencies and/or quasi-government agencies into the production, advertising, marketing, promotion, labeling, ingredients, usage and/or sale of our energy drink products.

We are subject to the risks of investigations and/or enforcement actions by state attorneys general and/or other government and/or quasi-governmental agencies relating to the advertising, marketing, promotion, ingredients, usage and/or sale of our energy drinks, and we are a party, from time to time, to various government and regulatory inquiries and/or proceedings. Defending these proceedings can result in significant ongoing expenditures and the diversion of our management’s time and attention from the operation of our business, which could have a negative effect on our business operations. In addition, from time to time, government and/or quasi-governmental agencies may investigate the safety of caffeine and energy drinks. These legislators ultimately released a report in January 2015, recommending, inter alia, that the energy drink industry not market to consumers under the age of 18 and not market their products for hydration, and that the FDA develop and release definitions and guidance for this market sector. In addition, other organizations, such as the European Food Safety Authority, have also published reports, studies, articles and opinions on caffeine and energy drinks. If an inquiry by a state attorney general or other government or quasi-government agency finds that our products and/or the advertising, marketing, promotion, ingredients, usage and/or sale of such products are not in compliance with applicable laws or regulations, we may become subject to fines, product reformulations, container changes, changes in the usage or sale of our energy drink products and/or changes in our advertising, marketing and promotion practices, each of which could have an adverse effect on our business, financial condition or results of operations.

We also anticipate becoming subject to other laws and regulations governing our international operations, including regulations administered in the U.S., Canada and in the EU, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations (collectively, “Trade Control Laws”).

There can be no assurance that we will be completely effective in ensuring our compliance with all applicable anticorruption laws, including the FCPA or other legal requirements, such as Trade Control Laws. Any investigation of potential violations of the FCPA, other anti-corruption laws or Trade Control Laws by U.S., Canada, EU, or other authorities could have an adverse impact on our reputation, our business, results of operations and financial condition. Furthermore, should we be found not to be in compliance with the FCPA, other anti-corruption laws or Trade Control Laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, as well as the accompanying legal expenses, any of which could have a material adverse effect on our reputation and liquidity, as well as on our business, results of operations and financial condition.

Risks Related to the Securities Markets and Ownership of our Equity Securities

Our officers, directors and principal stockholders can exert significant influence over us and may make decisions that are not in the best interests of all stockholders.

Mr. Peter Scalise, III, our sole officer and director owns 6,035,000 shares of our outstanding Common Stock and 1 share of Series B preferred stock; which gives him effective control of our business. As a result, he will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. This concentration of ownership of our voting securities could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our Common Stock. It could also prevent our stockholders from realizing a premium over the market prices for their Common Stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, it could cause us to enter into transactions or agreements that we would not otherwise consider.

The liability of our directors and officers is limited.

The applicable provisions of the New York State General Corporation Law and our by-laws limit the liability of our directors to us and our stockholders for monetary damages for breaches of their fiduciary duties, with certain exceptions, and for other specified acts or omissions of such persons. In addition, indemnification agreements we expect to enter with our directors and officers upon completion of the Offering provide for indemnification of such persons under certain circumstances. If we are required to indemnify any of our directors or officers or any other person, our financial strength may be harmed, which may in turn lower our stock price.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the Board of Directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if the Common Stock price appreciates.

Complex Reporting Requirements under the Federal Securities Laws.

We are not currently a public company, however, as a Tier 2, Regulation A filer, we will be required to file the following periodic reports:

●	Form 1-K, annual report to be filed within 120 days after the end of the fiscal year that includes audited financial statements for the year, a discussion of our financial results for the year and information about our business and management, related-party transactions and share ownership.
●	Form 1-SA, semiannual report to be filed within 90 days after the end of the semiannual period that includes unaudited interim financial statements and a discussion of our financial results for the period.
●	Form 1-U, current report to be filed within four business days of certain events including a fundamental change, bankruptcy, change in accountant, non-reliance on prior financial statements or audit report, change in control and departure of officers.

In the event we become a fully reporting company with the SEC and have our Common Stock listed on an exchange or quoted on the over-the-counter market (OTC), we will be required regularly file quarterly and annual reports with the SEC on Forms 10-Q and 10-K, respectively, as well as current reports on Form 8-K as required by such form. Preparing and filing annual, quarterly and current reports with the SEC is a costly and time-consuming process and which will require us to retain a PCAOB-registered independent auditor and an experienced securities attorney as well as utilizing the services of a filing agent to convert our reports into the SEC’s EDGAR format and any financial statements contained therein into SEC’s XBRL format. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting.

Also, Section 404 of the Sarbanes-Oxley Act requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist and may in the future discover areas of our internal control that need improvement. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

ITEM 4. DILUTION

Purchasers of our Common Stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this offering.

Dilution Table 1: Maximum Offering of 10,000,000 shares of Common Stock at $3.00 per share

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the total issued and outstanding shares of Common Stock as of the date of this offering.

	25%	50%	75%	100%
Net Book Value	$7,500,000.00	$15,000,000.00	$22,500,000.00	$30,000,000.00
# Total Shares	21,099,999	23,599,999	26,099,999	28,599,999
Net Book Value Per Share	$0.3555	$0.6356	$0.8621	$1.0490
Increase in NBV/Share	$0.3555	$0.6356	$0.8621	$1.0490
Dilution to new shareholders	n/a	n/a	n/a	n/a
Percentage Dilution to New	n/a	n/a	n/a	n/a

n/a – Indicates that no meaningful value can be calculated as the net book value prior to the offering is zero.

Dilution Table 2: Maximum Offering in Table 1 including sale of 2,600,000 founder shares at $3.00 per share

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the total issued and outstanding shares of Common Stock as of the date of this offering.

	25%	50%	75%	100%
Net Book Value	$9,450,000.00	$18,900,000.00	$28,350,000.00	$37,800,000.00
# Total Shares	21,099,999	23,599,999	26,099,999	28,599,999
Net Book Value Per Share	$0.4479	$0.8008	$1.0862	$1.3217
Increase in NBV/Share	$0.4479	$0.8008	$1.0862	$1.3217
Dilution to new shareholders	n/a	n/a	n/a	n/a
Percentage Dilution to New	n/a	n/a	n/a	n/a

n/a – Indicates that no meaningful value can be calculated as the net book value prior to the offering is zero.

Dilution Table 3: Maximum Offering in Table 2 including exercise of 10,000,000 warrants at $4.50 per share

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the total issued and outstanding shares of Common Stock as of the date of this offering.

	25%	50%	75%	100%
Net Book Value	$20,700,000.00	$41,400,000.00	$62,100,000.00	$82,800,000.00
# Total Shares	23,599,99	28,599,999	33,599,999	38,599,999
Net Book Value Per Share	$0.8771	$1.4476	$1.8482	$2.1451
Increase in NBV/Share	$0.8771	$1.4476	$1.8482	$2.1451
Dilution to new shareholders	n/a	n/a	n/a	n/a
Percentage Dilution to New	n/a	n/a	n/a	n/a

n/a – Indicates that no meaningful value can be calculated as the net book value prior to the offering is zero.

ITEM 5. PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDER

This is a self-underwritten offering that will managed by a third-party digital securities financial marketing firm which specializes in digital securities offerings and Regulation A offerings. We entered into marketing consulting agreement (the “Agreement”) with Issuance, Inc. on March 4, 2020. Under the terms of the Agreement, Issuance, Inc. will be entitled to payment of up to $30,000 which will cover the cost to design, build and launch a digital securities marketing platform to facilitate subscriptions under this Offering. Issuance, Inc. will also be entitled to payment of up to $65 per investor subscription in connection with this Offering.

This Offering Circular is also part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. After the qualification by the Commission and acceptance by those states where the offering will occur, the officers and directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. Officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in our business startup as a possible investment, so long as the we have provided notice filing in the jurisdiction where such communications have taken place. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Selling Stockholders

This offering statement also relates to the offering by the selling stockholder of up to an aggregate of 2,600,000 shares of common stock. Sales by the selling stockholders will be made on the same terms and in the same manner as those by the Company but shall not include warrants, and any sales of shares under this offering statement must be made on a pro rata basis among the Company and the selling stockholder (79,37%% to the Company, 20.63% to the selling stockholder), provided that, the selling stockholder may at any time withdraw from this arrangement, and thereafter may sell shares in the amount and at the time determined solely by the selling stockholder. The selling stockholder will offer its shares at a fixed price of $3.00 per share until such shares are quoted on the OTCQB or another national exchange, and thereafter (provided that the selling stockholder has elected to withdraw from selling shares on the same terms as the Company), at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being sold by the selling stockholder.

The selling stockholder acquired the 2,600,000 as founders of the Company.

The table below provides further information regarding the selling stockholders:

Selling Stockholder	Number of Shares
Peter Scalise III	2,000,000
C. Michael Kelly	100,000
Thomas J. Cox	100,000
The Jason Eric Job Gift Trust	250,000
Jeffrey Warmann	150,000
TOTAL	2,600,000

Terms of the Offering

This offering is being conducted on a best-efforts, self-underwritten basis, for up to 10,000,000 Units at a fixed price of $3.00 per Unit; and shall include 1 share of Common Stock and 1warrant to purchase additional shares of common stock at an exercise price of $4.50 per share. The price of the offering (including warrants) shall be fixed for the duration of the offering unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document (unless extended by the Board of Directors for an additional 90 days). For more information, see the section titled “Use of Proceeds” herein.

ITEM 6. USE OF PROCEEDS TO ISSUER

We prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($7,500,000.00), 50% of the Maximum Offering proceeds raised ($15,000,000.00), 75% of the Maximum Offering proceeds raised ($22,500,000.00) and the Maximum Offering proceeds raised of $30,000,000.00 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. We believe that 25% of the Maximum Offering is sufficient to provide initial funding to commence our initial product development and marketing awareness and promotion campaigns. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our research and development activities, hire key subject matter experts and other supporting activities. Raising the Maximum Offering will enable the Company to implement our full business plan.

We intend to use the proceeds from this Regulation A offering as follows based on each raise scenario:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Marketing and Promotion	$3,591,250	$7,182,500	$10,773,750	$14,365,000
Working Capital	$486,250	$972,500	$1,458,750	$1,945,000
Production Facility and Warehouse	$905,000	$1,810,000	$2,715,000	$3,620,000
Salaries & Benefits	$562,500	$1,125,000	$1,687,500	$2,250,000
Research and Development	$62,500	$125,000	$187,500	$250,000
Operating Expenses	$1,088,000	$2,193,000	$3,298,000	$4,403,000
Costs of Offering	$750,000	$1,500,000	$2,250,000	$3,000,000
Audit Costs	$7,000	$7,000	$7,000	$7,000
Legal Costs	$37,500	$75,000	$112,500	$150,000
Blue Sky Compliance	$10,000	$10,000	$10,000	$10,000
TOTAL	$7,500,000	$15,000,000	$22,500,000	$30,000,000

ITEM 7. DESCRIPTION OF BUSINESS

This Prospectus includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, we will also provide copies of such sources cited herein.

Company Overview

The3rdBevco Inc is a Bohemia, NY based beverage company that intends to offer a diverse portfolio of on-trend products including energy drinks, Cannabidiol (CBD) infused drinks and non-alcoholic spirits. These products will come in sleek, colorful, no-nonsense packaging, giving buyers the energy, confidence, and pleasure to make the most of their moment. We are a development stage company with minimal assets and no revenue. We have a business plan and fully developed product offerings that are ready for production and distribution. We will require outside capital of approximately $30 million in order to implement our business plan.

Wellness Drink Market Industry Overview

Energy Drink Sector

The global energy drink market includes beverages that contain caffeine, taurine, vitamins, and other stimulants, and are aggressively marketed as consumable products that boost mental alertness and physical stamina. These beverages may or may not be carbonated. Over the last two decades the fastest growing customer segment in the energy drink market are young adults (ages 20 to 39). According to an industry report published by Allied Market Research, global energy market sales were approximately $53 billion in 2018 and estimated to reach more than $86 billion in sales by 2026, representing a compound annual growth rate of 7.2%. The sizeable market opportunity in the energy drink market has attracted several competitors, including large multination beverage companies and even 7-Eleven to develop their own energy drinks in this market segment.

Cannabis Infused Drink Sector

The global CBD drink market is highly fragmented in nature, owing to the presence of the small and medium scale companies. Canadian companies have a significant presence in this market as they were faster to adopt legalization of marijuana for medical and recreational purposes. North America is now estimated to be the fastest and largest market driven by the legalization of marijuana for medical and recreational purpose, including some states which allow the use of low THC and high CBD products for medical purposes, resulting in high demand for CBD infused drinks. The widespread adoption of such legislation around the United States is anticipated to positively influence the growth in this market segment. According to a recent report by Grand View Research, Inc., the global CBD beverage market size is expected to reach $2.8 billion by 2025, representing a compound annual growth rate of 17.8%. Anticipation of this projected market opportunity explains why cannabis-infused beverages are being developed by Coors, Budweiser, and Coca-Cola.

Non-Alcoholic Spirits Drink Sector

The non-alcoholic beverages market consists of sales of beverages that do not contain any alcohol. According to a recent report by Nielsen, the non-alcoholic spirits drink sector has grown due to growing awareness for health and wellness and has lowered demand for the sugared carbonated soft drinks, such as carbonated beverages and lemonades. Spending is shifting towards healthier, less-sugared products like bottled water and some non-carbonated soft drinks (like ready-to-drink tea and coffee) that are ready for consumption away from home. According to a recent report by Grand View Research, Inc., the global non-alcoholic spirits market size was valued $967 billion by 2020, expanding at a compound annual growth rate of 9.3% through 2023, with estimated sales of $417 billion in 2020. Anticipation of this market growth explains why global beverage brands AB InBev and Coca-Cola project that one-fifth of their overall sales will be made by their Non-Alcoholic Spirits brands in the next five years.

Our industry research above indicates there is strong market for all three product offerings and changing consumer taste preferences should allow for multiple product offerings that can compete against larger competitors.

Market Competition and Composition

Consumption of energy drinks has been increasing dramatically in the past two decades, particularly among the millennial population, between the ages of 18-35. North America is the major market for energy drinks due to changing tastes and preferences towards health conscientious consumables. Outside of North America demand is growing in Europe and Asia-Pacific, due to changing demographics and related increasing consumer adoption rate in the region, as a result of increased marketing efforts by the key players. Markets in South America and Middle East & Africa are comparatively smaller and are expected to grow in the coming years as local demographics in those areas change.

The energy drink market is dominated by five large beverage companies with significant financial resources, strong products, and brands, all of which make it hard for the new and small companies to compete. The major industry players in the energy drink market are Red Bull, Monster Beverage Corporation, Rockstar Inc., The Coca-Cola Company, PepsiCo, Arizona Beverage Company, National Beverage Corp., Dr. Pepper Snapple Group, Living Essentials, and Cloud 9.

Most of these competitors create product awareness through advertising and celebrity endorsement which is expensive for small and development stage companies. In addition to this, large well-funded beverage companies sponsor major sports events.

Target Market

Our targeted market is the millennial population and we believe that our drink offerings can be uniquely positioned against larger competitors and marketed to this market population effectively through social media, mobile and dating applications used by our target market. According to studies conducted by McKinsey (2017) and IPSOS (2018), bold masculinity is becoming unappealing to Millennials and Gen Z and companies that design their products with these elements suffered financial losses on these product offerings. Our strategy is to listen to our target customers desires and design a product offering and packaging that is playful with bursts of color to match its flavors, logos, and fonts with personality. We believe that our designs appeal to all and are simple, clean, premium, and positive.

We anticipate that customers will purchase our beverage offerings for the following occasions:

●	LAID is perfect not only for the gym, but for a business meeting, a late night or early morning, and for intimacy.

●	CHILL’D is designed for convenient on-the-go energy and is packaged perfectly for quick-grab impulse buying.

●	ProseccGO’s aesthetic boasts the luxury of actual champagne without the alcohol, making it a premium upscale alternative convenient in a can.

Our products are free of additives and unhealthy substitutes. Additionally, our product is not currently offered in the market and we believe that demand for such an offering is growing and represents an unmet consumer preference in the market.

LAID, CHILL’D, and ProseccGO products will be available immediately online directly to consumers and through retailers. We plan to distribution our product through established relationships with several mainstream distribution partners which have an active network of 35,000 retail locations, including popular chain store retailers.

Other Matters

Employees

We have no employees other than our sole officer and director, Peter Scalise III. We have executed an Employment Agreement with our sole officer and director Peter Scalise III. Agreement is filed as Exhibit 10.1 to this Registration Statement.

Legal Matters

As of December 31, 2019, all legal matters were resolved or inexistent.

Dividend Policy

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our Board of Directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our Board of Directors deems relevant.

Defaults Upon Senior Securities

None.

Unregistered Sales of Equity Securities and Use of Proceeds

On June 18, 2020, the Company issued to founders and officers a total of 18,599,999600,000 in common shares and 1 share of Series B preferred to Peter Scalise III, President and Chairman of the Board. All common and preferred shares were issued at stated par value of $0.0001 per share; and there were no proceeds received in exchange for shares issued.

ITEM 8. DESCRIPTION OF PROPERTY

The Company is currently headquartered in 606 Johnson Ave, Suite 1, Bohemia, New York, 11716. We lease 1,000 square feet under a 1-year non-cancellable lease which expires in April 2021 and currently requires monthly rental payments of $575.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of The3rdBevCo, Inc. included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Organizational Overview

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments, and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk, and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Critical Accounting Policies and Estimates

Our significant accounting policies are summarized in Note 3 of our audited financial statements included in this Offering Circular. While all of our accounting policies included in our audited financial statements impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

Results of Operations

The following is management’s discussion of the relevant items affecting results of operations for the period from October 2, 2019 (Inception) through December 31, 2019.

There were no revenues or cost of goods sold. We incurred operating expenses of $562,199, which primarily consisted of an accrued brand development fees and compensation costs payable to our President and Chairman of the Board. Our net loss was $562,199.

Liquidity and Capital Resources

Networking Capital

As December 31, 2019, we had no networking capital as we are attempting to raise capital to implement our business plan. We are an early development stage company with significantly limited financial resources and our plan to enter energy drink beverage market cannot be funded with our existing resources. We believe that our capital resources are insufficient for ongoing operations, with minimal current cash reserves, particularly given the resources necessary to expand our business. We will likely require considerable amounts of financing to make any significant advancement in our business strategy to develop, market, sell and distribution our energy drinks. As we cannot predict the time at which revenue will exceed expenses, we anticipate the need to raise capital through additional equity issuances in other established public stock exchanges. There is presently no agreement in place that will guarantee financing for us, and we cannot assure you that we will be able to raise any additional funds, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be substantially dilutive to current shareholders. Lack of additional funds will materially affect our business and may cause us to substantially curtail or even cease operations. Consequently, you could incur a loss of your entire investment in our business. We believe these cumulative factors raise doubt about our ability to continue as a going concern.

Going Concern

We are a development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

Our management team is focused on raising capital, including first the sale of equity securities, which may not be available on commercially reasonable terms if at all, to fund our business plans to develop, market, sell and distribute our energy drinks. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected.

Cash Flows from Operating, Investing and Financing Activities

There were no significant cash flows from operating, investing, or financing activities during the period from October 2, 2019 (Inception) through December 31, 2019 as we had not commenced significant operations.

12-Month Plan of Operation

Our initial business plan includes an anticipated cash burn of $26.8 million (excluding legal and offering costs) over the next 12 months to acquire a storage and distribution warehouse, staff to support our sales and operational efforts, marketing and promotion advertisements through recognized social media networks and other marketing channels, product promotion samples, administrative support costs, offering costs and other administrative support costs. We expect to raise enough capital to move forward with our business plan and enable us sufficient cash flow to successfully launch our beverage offerings.

Our business plan includes forecast revenues of up to $19 million and a net operating loss of up to $4 million. We expect to incur a net loss due to an estimated four month ramp up period to build production and distribution capabilities and launch our beverage offerings. This forecast assumes that we are successful raising the full amount of our security offering of $30 million.

 ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

BOARD OF DIRECTORS

Election and Appointment of Directors. Each Director of the Company is elected annually and holds office until the next annual general meeting of Shareholders or until his successor is duly elected, unless his office is earlier vacated in accordance with the Articles of Incorporation, as amended and the Bylaws of the Company. Our last annual general meeting of shareholders was held on March 2, 2020 via waiver of notice of meeting. No date for the next annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors.

Our current Board of Directors as of July 22, 2020 is set forth below:

Name	Role	Age	Term Start Date	Term End Date
Peter Scalise III	President, Chief Financial Officer, Chief Executive Officer, Sole Director	50	10/2/2019	None

Peter Scalise III, President, Chief Financial Officer, Chief Executive Officer, Sole Director. Mr. Scalise is a lifelong entrepreneur with over 25 years of experience in the nutritional supplement/beverage industry. He is a highly experienced executive fully capable of operating all aspects of a company from research and development, sales, procurement, distribution, inventory control and marketing. He founded and served as CEO of several supplement and beverage companies, including Huge Nutrition, Advanced Genetics, JOJO Energy Drinks and Gear Sports Nutrition. He significant experience understanding and navigating trends in consumer tastes and preferences within supplement/beverage industry which will be relevant to his leadership and strategic plan for The3rdBevco Inc.

He also has vast experience raising capital in the private and public sector, developing marketing platforms, overseeing financial operations, budgeting, staff recruitment and development, negotiating and drafting commercial contracts and overseeing related functions. He has extensive SEC/FINRA compliance, DTC compliance, PCAOB accounting procedures, public company filings and reporting procedures, public securities offering documents and procedures, reverse merger procedure and compliance.

Committees of the Board of Directors. There are no committees of the Board of Directors. There is an advisory committee that provides guidance to the President and Chairman of the Board. Our advisory committee has industry veterans that have led some of the largest and most well-known Fortune 500 brands in the world. The Company intends to leverage their industry marketing expertise and market connections to enter our target markets. The advisory committee includes the following members:

Steve McDermott. Steve has been building and advising world-class brands for 20+ years, leading strategy at VaynerMedia, Boston Consulting Group and Kantar Retail, and running businesses at Unilever and PepsiCo. He has a proven track record translating consumer insight into strategy, meaningful brand propositions, effective communications, and activation, resulting in brand and business growth. Steve launched Pure Leaf iced tea while at Pepsi and his consulting work in shopper insight and retail execution was recognized by panel of The Coca-Cola Company's leaders. He is also an expert in using social media driving revenue for clients—his Facebook campaigns have performed in 97th and 100th percentiles as measured by Datalogix and Nielsen, respectively. Steve holds an MBA from NYU Stern School of Business and BA from The College of William & Mary.

Eric Berman. Eric is a marketing leader with a 20-plus year track record of driving growth through consumer insight, innovation, and digital brand building. He has delivered results within both large organizations and entrepreneurial environments. Eric is one of a few CPG marketers who has created, developed, and launched a successful new consumer platform: Country Crock Side Dishes (unilever) +$115mm in retail sales. Prior to founding Growth Drivers, Eric led the consumer package goods team at Facebook, scaling best practice for the industry. Prior to Facebook, Eric was head of marketing for KIND Healthy Snacks and held a variety of marketing leadership roles at Unilever, Dannon, and Johnson and Johnson. Eric holds an MBA from NYU Stern School of Business and BA from Boston University.

Chris Bradley. Senior creative leader with a proven track record of creative excellence and business results as Creative Director for clients such as Budweiser, Bud Light, Stella Artois, Volkswagen, Samsung, Sour Patch Kids, RITZ, TRUTH, Kodak, Motorola, Stolichnaya, ampm, ARCO and non-profit organizations such as Feeding America. His work has been recognized by: The Cannes Advertising Festival, The One Show, Clios Awards, The Effie’s, International Automotive Advertising Awards, Mobius Awards, The Addy’s, Tele Awards, The London International Awards, The ACD 100 Show, Communication Arts, Print Magazine, GRAPHIS and others. Industry speaking engagements across the US as a guest of Social Media Week, The Ad Club and has served as juror for the Effie’s. Chris holds a BA from Florida State University.

EXECUTIVE OFFICERS

Our current executive officers as of July 22, 2020 is set forth below:

Name	Age	Position(s) Held
Peter Scalise III	50	President, Chief Financial Officer, Chief Executive Officer, Sole Director

For information with respect to Mr. Scalise, please see the information about the members of our Board of Directors on the preceding pages.

There are no family relationships among any of our executive officers or directors.

ITEM 11. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

There was no compensation paid to any directors.

Executive Compensation

Compensation of Named Executive Officers (“NEO”s) is reviewed annually and determined by the Compensation Committee. The level of compensation for NEOs is determined after consideration of various relevant factors, including the expected nature and quantity of duties and responsibilities, past performance, comparison with compensation paid by other issuers of comparable size and nature, and the availability of financial resources.

As discussed above, we will provide a bonus incentive plan to motivate NEOs by providing them with the opportunity to acquire an interest in our business and benefit from our growth.

There was no compensation paid by us to our sole executive officer during the period from October 2, 2019 (Inception) through December 31, 2019.

Employment Agreements and Compensation Arrangements; Termination and Change in Control Provisions

On October 8, 2019, we entered into a five-year employment agreement (“Agreement”) with Mr. Peter Scalise, III, our President and Chairman of the Board. The Agreement is noncancelable in the first year unless death or disability occurs. Under the terms of the Agreement, Mr. Scalise is entitled to a gross base annual salary of $225,000, payable weekly, subject to annual increases tied to the change in the consumer price index. Unpaid or salary deferrals shall bear interest of 15% simple interest. Additionally, Mr. Scalise is entitled to fixed monthly expense allowances of $1,700. As of December 31, 2019, we had accrued and unpaid salary, payroll taxes, and fixed monthly allowances totaling $53,015 (including $617 in accrued interest), $4,008, and $5,100 , respectively.

Under the Agreement, Mr. Scalise is eligible to earn a bonus equal to 3% of our adjusted gross income (defined as gross revenues less costs to generate such revenue and related operating expenses) and 3% of our pretax profit from operations. All earned incentive bonuses shall be payable 50% in cash and 50% in equity within 30 days after issuance of the annual audited financial statements. No bonus was earned or accrued as of December 31, 2019 as we remain a development stage company with no revenues or net profit.

Further, per the Agreement Mr. Scalise is entitled to a brand development fee of $500,000 payable within 30 days of written request. The brand development fee is to be paid out of funds derived from proceeds in connection with a capital raise or line of credit. We accrued the full amount of his brand development fee upon execution of the Agreement which is presented on the accompanying balance sheet. As of the date of this Offering, Mr. Scalise did not issue a demand for payment of the brand development fee. There are no agreements or arrangements that provide for compensation to any other NEOs or directors, or that provide for payments to a NEO or director at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, severance, a change of control in the Company or a change in the NEO or director’s responsibilities.

ITEM 12. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Security Ownership of Directors and Executive Officers

As of July 22, 2020, Mr. Scalise was the sole director and executive officer with a direct ownership interest of 6,035,000 shares (or 32%) of Common Stock and 1 share of Series B preferred stock.

Security Ownership of Certain Beneficial Owners (Greater than 10% Holders)

The following table sets forth beneficial owners of more than 5% based on 18,599,999 outstanding shares of Common Stock as of July 22, 2020:

Name and Complete Mailing Address	Number of Shares of Common Stock	Percent of Common Stock Outstanding
The Jason Eric Job Gift Trust 2206 E. Bendamere Circle Millcreek UT 84109	5,111,760	27.5%
Jeferrey K Warmann 441 Warren Way McDonough GA 30252	4,250,000	22.8%

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

A related person transaction is a consummated or currently proposed transaction in which the Company has been, is or will be a participant and the amount involved exceeds $50,000, and in which a related person (i.e., any director or executive officer or nominee for director, or any member of the immediate family of such person) has or will have a direct or indirect material interest. Related parties include key management personnel and companies under the control of key management personnel. Key management personnel include those persons having authority and responsibility for planning, directing, and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Board and corporate officers, including the Company’s President and Chairman of the Board.

There was no reported related party transaction which exceeded $50,000 during the period from October 2, 2019 (Inception) through December 31, 2019.

ITEM 14. SECURITIES BEING OFFERED

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

The Company's authorized capital consists of 100,000,000 shares of common stock (“Common Stock”) with a par value of $0.0001, and 1 Series B preferred share (the “Series B”). There were 18,599,999 shares of common stock and 1 share of Series B preferred issued or outstanding prior to this Offering.

Common Stock

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Our Board of Directors is not obligated to declare a dividend. To date, the Company did not issue any dividends on Common Stock. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our development stage business.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock

As of December 31, 2019, there were no shares of preferred stock outstanding. Series B preferred designation include the following terms and conditions:

●	Preferences. No dividend, liquidation, or redemption preferences.

●	Conversion. Convertible into 51% of the Company’s authorized common stock after a 1 year holding period; after which preferred shares may be converted with five days written notice.

●	Voting. Full voting rights and powers equal to those of common stockholders. One vote for each share of common stock into which Series B preferred could then be converted.

Transfer Agent

The transfer agent for our common stock is V Stock Transfer LLC located at 18 Lafayette Place Woodmere, NY 11598 or available through the internet at www.vstocktransfer.com.

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the successful completion of this offering, we will have 31,199,999 outstanding shares of Common Stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our Common Stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of Common Stock then outstanding, which will equal about 311,999 shares if fully subscribed; or

●	the average weekly trading volume of the unrestricted Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

REPORTS

As a Tier 2, Regulation A filer, we are required to file the following periodic reports:

●	Form 1-K, annual report to be filed within 120 days after the end of the fiscal year that includes audited financial statements for the year, a discussion of the company’s financial results for the year and information about the company’s business and management, related-party transactions and share ownership.

●	Form 1-SA, semiannual report to be filed within 90 days after the end of the semiannual period that includes unaudited interim financial statements and a discussion of the company’s financial results for the period.

●	Form 1-U, current report to be filed within four business days of certain events including a fundamental change, bankruptcy, change in accountant, non-reliance on prior financial statements or audit report, change in control and departure of officers.

PART III EXHIBITS

EXHIBIT INDEX

Date of File
2.1	Certificate of Incorporation of LAID Beverages Inc. dated October 2, 2019	Herewith
2.2	Bylaws of LAID Beverages Inc. dated October 2, 2019	Herewith
2.3	Articles of Incorporation Amendment (Name Change) dated January 24, 2020	Herewith
2.4	Articles of Incorporation Amendment (Authorized Share Increase) dated January 30, 2020	Herewith
2.5	Articles of Incorporation Amendment (Authorized Share Increase) dated April 23, 2020	Herewith
2.6	Articles of Incorporation Amendment (Authorized Share Increase) dated July 3, 2020	Herewith
3.1	The3rdBev Co. 2020 Incentive Plan Agreement dated April 1, 2020.	Herewith
3.2	Master Services Agreement by and between Issuance Inc. and The3rdBevco Inc. dated March 4, 2020	Herewith
4.1	Form of Subscription Agreement	Herewith
4.2	Form of Warrant Agreement	Herewith
10.1	Employment Agreement, between LAID Beverages Inc. and Peter Scalise III dated October 8, 2019	Herewith
12.1	Consent of Eilers Law Group, P.A.	Herewith
12.2	Consent of D. Brooks and Associates CPAs, P.A.	Herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bohemia on this 24th day of July 2020.

By:	/s/ Peter Scalise
Peter Scalise President Sole Director Principal Executive Officer Principal Accounting and Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

TABLE OF CONTENTS

PART I: FINANCIAL INFORMATION

Audited Financial Statements for the Period from October 2, 2019 (Inception) through December 31, 2019	F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
The3rdBevco Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of The3rdBevco, Inc. (the Company) as of December 31, 2019 and the related statements of operations, stockholders’ deficit, and cash flows for the period from October 2, 2019 (Inception) to December 31, 2019, and the related notes to the financial statements (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flow for the period from October 2, 2019 (Inception) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has an accumulated deficit. These and other factors raise substantial doubt about the Company’s ability to continue to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

D. Brooks and Associates CPAs, P.A.

/s/ D. Brooks and Associates CPAs, P.A.

We have served as the Company’s auditor since 2020.

Palm Beach Gardens, Florida

July 13, 2020

THE3RDBEVCO INC.

(formerly LAID Beverage Inc.)

Balance Sheet

(Expressed in U.S. Dollars)

DECEMBER 31, 2019

ASSETS

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$36
Accrued officer compensation	62,123
Accrued brand development fee, related party	500,000

Total current liabilities	562,159

TOTAL LIABILITIES	562,159

STOCKHOLDERS’ DEFICIT
Preferred stock, Series B, $0.0001 par value; 1 share authorized; no shares issued and outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	-
Additional paid-in capital	40
Accumulated deficit	(562,199)

Total stockholders’ deficit	(562,159)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

THE3RDBEVCO INC.

(formerly LAID Beverage Inc.)

Statement of Operations

(Expressed in U.S. Dollars)

PERIOD FROM
OCTOBER 2, 2019
(INCEPTION) TO
DECEMBER 31,
2019

REVENUES	$-
COSTS OF GOODS SOLD	-
GROSS PROFIT	-

OPERATING EXPENSES
Brand development fee, related party	500,000
Officer compensation and related expenses	62,123
General and administrative expenses	76
Total operating expenses	562,199

LOSS BEFORE INCOME TAX PROVISION	(562,199)
INCOME TAX PROVISION	-

NET LOSS	$(562,199)

BASIC LOSS PER SHARE	$-
BASIC WEIGHTED WEIGHTED-AVERAGE SHARES OUTSTANDING	-

The accompanying notes are an integral part of these financial statements.

THE3RDBEVCO INC.

(formerly LAID Beverage Inc.)

Statement of Cash Flows

(Expressed in U.S. Dollars)

PERIOD FROM
OCTOBER 2, 2019
(INCEPTION) TO
DECEMBER 31,
2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(562,199)
Changes in operating liabilities:
Accounts payable	36
Accrued officer compensation	62,123
Accrued brand development fee, related party	500,000
Net cash used in operating activities	(40)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions from related party	40
Net cash provided by financing activities	40

NET CHANGE IN CASH	-
CASH, beginning of period	-
CASH, end of period	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

THE3RDBEVCO INC.

(formerly LAID Beverage Inc.)

Statement of Changes in Stockholders’ Deficit

(Expressed in U.S. Dollars)

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Issued	Amount	Issued	Amount	Capital	Deficit	Total
Balance, October 2, 2019 (Inception)	-	$-	-	$-	$-	$-	$-
Capital contribution	-	-	-	-	40	-	40
Net loss	-	-	-	-	-	(562,199)	(562,199)
Balance, December 31, 2019	-	$-	-	$-	$40	$(562,199)	$(562,159)

The accompanying notes are an integral part of these financial statements.

THE3RDBEVCO INC.

(formerly LAID Beverage Inc.)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

NOTE 1 – ORGANIZATION

The3rdBevCo, Inc. (referred as the “Company”) was incorporated in the State of New York and established on October 2, 2019 (“Inception”) under the name LAID Beverages Inc. On January 24, 2020, the Company officially changed its name from LAID Beverages Inc. to The3rdBevCo Inc. as part of its multi-product brand strategy which includes the development of three differentiated brand offerings under the brand names LAID, CHILL’D and ProsecGO. The Company is a development-stage Company formed to commence operations related to development, distribution, sales, and marketing of beverages.  The Company’s principal headquarters is located at 606 Johnson Ave Suite 1 Bohemia, NY 11716.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations and liquidation of liabilities in the normal course of business. As reflected in the financial statements, the Company has no assets and an accumulated deficit of $562,199 as of December 31, 2019 and incurred a net loss of $562,199 for the period from October 2, 2019 (Inception) to December 31, 2019. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern for a period of 12 months from the date of this report. The ability of the Company to continue as a going concern is dependent on the Company’s ability to implement its business plan, raise capital, and generate sufficient revenues. There is no guarantee that the Company will be able to raise sufficient capital or generate a level of revenues to sustain its operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is a development stage corporation with limited operations and no revenues from business operations. The Company has performed an annual assessment of its ability to continue as a going concern as required under ASU No. 2014-15, Presentation of Financial Statements – Going Concern (“ASU No. 2014-15”) and concluded that the ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds by way of a Regulation A, Tier 2 security offering of up to $30 million in proceeds which will be used to implement its full business plan.

The Company’s initial business plan includes an anticipated cash burn of $26.8 million (excluding legal and offering costs) over the next 12 months to acquire a storage and distribution warehouse, staff to support sales and operational efforts, marketing and promotion advertisements through recognized social media networks and other marketing channels, product promotion samples, administrative support costs, and other administrative support costs. The Company’s business plan assumes a successful Regulation A, Tier 2 security offering of $30 million. While the Company believes in the viability of its strategy to raise the required capital and to commence operations with sufficient revenue to generate a profit, there can be no assurances to that effect.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s fiscal year-end is December 31st.

THE3RDBEVCO INC.

(formerly LAID Beverage Inc.)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities. The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company is no longer required to present or disclose inception-to-date information and other disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents for purposes of these financial statements. The Company had no cash equivalents as of December 31, 2019. Interest-bearing cash deposits maintained by financial institutions in the United States of America are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to a maximum of $250,000. The Company had no cash balances in excess of FDIC limits as of December 31, 2019.

Fair Value of Financial Instruments

The estimated fair value of certain financial instruments, including accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

THE3RDBEVCO INC.

(formerly LAID Beverage Inc.)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

Revenue from Contracts with Customers

The Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), upon its inception on October 2, 2019. Revenue is recognized when performance obligations under the terms of the contracts with customers are satisfied. The Company’s performance obligation will generally consist of the promise to sell concentrates or finished products to bottling partners, wholesalers, distributors, or retailers. Control of the concentrates or finished products will be transferred upon shipment to, or receipt at, the customers’ locations, as determined by the specific terms of the contract. Once control is transferred to the customer, the Company has completed its performance obligation, and revenue will be recognized. The Company’s standard sales terms generally do not allow for a right of return except for matters related to any manufacturing defects caused by the Company. After completion of the Company’s performance obligation, there is an unconditional right to consideration as outlined in the contract. There were no contracts with customers entered into during the period from October 2, 2019 (Inception) through December 31, 2019 and the Company has not recognized any revenues since its inception.

Advertising, Marketing and Promotion Costs

The Company expenses advertising, marketing and promotion costs related to its beverage products in the period in which the expenditure is incurred. Beverage products will be promoted through recognized social media networks and other marketing channels, and through product promotion samples at targeted events. There were no advertising, marketing and promotion costs incurred during the period from October 2, 2019 (Inception) through December 31, 2019.

Shipping and Handling Costs

Shipping and handling costs related to the movement of goods from manufacturing locations to sales distribution centers or from manufacturing locations or sales distribution centers to end customers will be included in cost of goods sold in the statement of operations. The Company’s customers will generally not pay separately for shipping and handling costs. Upon adoption of ASC 606, the Company made a policy election to recognize the cost of shipping and handling activities that are performed after a customer obtains control of the goods as costs to fulfill the promise to provide goods to the customer. As a result of this election, the Company does not evaluate whether shipping and handling activities are services promised to customers. If revenue is recognized for the related goods before the shipping and handling activities occur, the related costs of those shipping and handling activities are accrued. There were no shipping and handling costs incurred during the period from October 2, 2019 (Inception) through December 31, 2019.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases with a term of 12 months or more. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The updated guidance is effective for interim and annual periods beginning after December 15, 2018.

THE3RDBEVCO INC.

(formerly LAID Beverage Inc.)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

Upon executing a lease that falls within the scope of Topic 842, the Company will recognize an operating lease asset representing the right to use the leased asset for the lease term and operating lease liability based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company will use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Operating lease expense is recognized on a straight-line basis over the lease term.

Basic Net Loss Per Share

The Company computes net loss per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of December 31, 2019, there were no potentially dilutive debt or equity instruments issued or outstanding nor were there any issued and outstanding common stock shares.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

NOTE 4 – RELATED PARTY TRANSACTIONS

Accrued Officer Compensation

On October 8, 2019, the Company entered into a five-year employment agreement (“Agreement”) with Mr. Peter Scalise, III, the Company’s President and Chairman of the Board. The Agreement is noncancelable in the first year unless death or disability occurs. Under the terms of the Agreement, is entitled to a gross base annual salary of $225,000, payable weekly, subject to annual increases tied to the change in the consumer price index. Unpaid or salary deferrals shall bear interest of 15% simple interest. Additionally, Mr. Scalise is entitled to fixed monthly expense allowances of $1,700. As of December 31, 2019, the Company had accrued and unpaid salary, payroll taxes, and fixed monthly allowances totaling $53,015 (including $617 in accrued interest), $4,008, and $5,100 , respectively, which is classified on the balance sheet in the aggregate as accrued compensation.

Under the Agreement, Mr. Scalise is eligible to earn a bonus equal to 3% of the Company’s adjusted gross income (defined as gross revenues less costs to general such revenue and related operating expenses) and 3% of the Company’s pretax profit from operations. All earned incentive bonuses shall be payable 50% in cash and 50% in equity within 30 days after issuance of the annual audited financial statements. No bonus was earned or accrued as of December 31, 2019 as the Company remains a development stage company with no revenues or net profit.

Accrued Brand Development Fee, Related Party

Further, per the Agreement Mr. Scalise is entitled to a brand development fee of $500,000 payable within 30 days of written request. The brand development fee is to be paid out of Company funds derived from proceeds in connection with a capital raise or line of credit. The Company accrued the full amount of his brand development fee upon execution of the Agreement which is presented on the accompanying balance sheet. As of the date of these financial statements, Mr. Scalise did not issue a demand for payment of the brand development fee.

THE3RDBEVCO INC.

(formerly LAID Beverage Inc.)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

NOTE 5 – INCOME TAXES

Income tax provision is as follows for the period from October 2, 2019 (inception) through December 31, 2019:

Total Income tax provision	$-

The reconciliation of income tax provision (benefit) effective rates, which differs from the federal and state statutory rate as follows for the period from October 2, 2019 (inception) through December 31, 2019:

PERIOD FROM
OCTOBER 2, 2019 (INCEPTION) TO DECEMBER 31,
2019

Tax at U.S. federal statutory rate	21.00%
Change in valuation allowance	-21.00%
0.00%

The tax effects of temporary differences that give rise to significant portions of the Company’s deferred tax assets consisted of the following as of December 31, 2019:

DECEMBER 31,
2019

Deferred tax assets:
Accrued brand development fee, related party	$130,675
Accrued officer compensation	16,236
Net operating loss carryforward	20
Total deferred tax assets	$146,931
Less: valuation allowance	(146,931)
Total deferred tax assets, net	$-

The Company’s deferred tax assets predominantly consist of temporary differences arising from accrued brand development fees and accrued officer compensation. In assessing the ability to realize the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. A significant piece of objective negative evidence considered in management’s evaluation of the realizability of its deferred tax assets was the limited financial history and forecasted losses during the first full year of operations of the Company. On the basis of this evaluation, management recorded a valuation allowance against all deferred tax assets as the ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the period in which these temporary differences become deductible.

The Company files U.S. federal income tax returns with the Internal Revenue Service (“IRS”) as well as income tax returns in the State of New York. The Company may be subject to examination by the IRS and the State of New York for tax years 2019 and forward. As of December 31, 2019, the Company is currently not under examination by the IRS or the State of New York. The Company did not have any unrecognized tax benefits at either December 31, 2019 or 2018. In the future, any interest and penalties related to uncertain tax positions will be recognized in income tax expense.

THE3RDBEVCO INC.

(formerly LAID Beverage Inc.)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

NOTE 6 – CAPITAL STRUCTURE

Common Stock

As of December 31, 2019, the Company had 200 authorized shares of common stock with a par value of $0.0001, of which no shares were issued and outstanding. The authorized shares of common stock were increased several times subsequent to December 31, 2019 through amended articles of incorporation (see Note 7).

Preferred Stock

As of December 31, 2019, there was one authorized share of Series B preferred share with a par value of $0.0001, of which no shares were issued and outstanding. Series B preferred designation included the following terms and conditions:

●	Preferences. There were no dividend, liquidation, or redemption preferences.

●	Conversion. Convertible into 51% of the Company’s authorized common stock after a one year holding period; after which preferred shares may be converted with five days written notice.

●	Voting. Full voting rights and powers equal to those of common stockholders. One vote for each share of common stock into which Series B preferred could then be converted.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to December 31, 2019 to the date these financial statements were available to be issued and determined that the following are material subsequent events to disclose in these financial statements.

●	On January 30, 2020, the Company filed an amendment with the State of New York to increase the amount of authorized common shares from 200 shares to 25 million, with no change in par value.

●	On March 19, 2020, the Company retained a law firm to represent and assist the Company with the filing of a Form 1-A with the Securities and Exchange Commission. The Company has agreed to pay a $30,000 non-refundable fee thirty days after the execution of the agreement.

●	On April 20, 2020, the Company executed a consulting and stock purchase agreement (“Consulting Agreement”) with an unrelated party with an initial term of three years cancelable by either party with thirty days written notice. Under the terms of the Consulting Agreement, the individual will provide the Company with advice in areas such as market development, strategic planning and provide general counsel on legal matters. As consideration for the services, the Company has agreed to the following: i) a monthly fee of $2,500 per month which shall accrue until the Company’s Form 1-A is deemed effective by the Securities and Exchange Commission and upon a capital raise of at least $1 million. Upon receipt of $1 million in capital the monthly fee for services will increase to $10,000, ii) grant of shares of common stock equal to 2% of the outstanding common stock at par value. iii) an additional 1% of the then outstanding common stock on the one-year anniversary of the Consulting Agreement, iv) cash bonus payment based on performance, at the sole discretion of the Company’s President and Chairman of the Board.

THE3RDBEVCO INC.

(formerly LAID Beverage Inc.)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

●	On April 23, 2020, the Company filed an amendment with the State of New York to increase the amount of authorized common shares from 25 million to 50 million, with no change in par value.

●	On June 15, 2020, the Company entered into 1-year non-cancellable sublease agreement with Profit4Life Corporation, an entity owned 51% by the Company’s President and Chairman of the Board, to lease 1,000 square feet which requires monthly rental payments of $575.

●	On June 18, 2020, the Company issued to founders and officers a total of 18,599,999 in common shares and 1 share of Series B preferred to Peter Scalise III, President and Chairman of the Board. All common and preferred shares were issued at stated par value of $0.0001 per share; and there were no proceeds received in exchange for shares issued.

●	On July 3, 2020, the Company filed an amendment with the State of New York to increase the amount of authorized common shares from 50 million to 100 million, with no change in par value.